EXHIBIT 10.13

                         PROMISSORY NOTE

$300,000.00                                      March 22,  2002


     FOR VALUE RECEIVED, Detwiler, Mitchell & Co., a Delaware corporation ("Maker"), promises to pay to JAMES H. GRAVES, an individual ("Holder"), at Boston, Massachusetts, the principal sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) plus interest thereon at a rate of 10% per annum from the date hereof until paid on the terms set forth below.

Maturity Date. The unpaid balance of this Note and all accrued but unpaid interest shall be due and payable on May 22, 2003 (the
"Term").

Prepayment. Maker reserves the right to prepay the unpaid principal balance and any accrued interest, or any portion thereof, at any time without penalty. Each such payment shall be credited first to interest then accrued and the remainder to principal, and interest shall thereupon cease upon the principal so credited.

Security. Holder shall have a security interest in certain securities listed on Scheduled 1 (attached hereto) until such time as Maker fulfills its obligations under this Note or Holder purchases said securities pursuant to its option of Acceleration (defined below),

Acceleration. Holder, upon three (3) business days notice to Maker, at its sole discretion for any reason whatsoever, may purchase the Schedule 1 securities, said purchase resulting in the cancellation of the obligation of Maker to pay the principle and accumulated interest of this Note. If Maker had previously remitted to Holder any portion of the principle or accumulated interest pursuant to the Prepayment clause above then upon Acceleration Holder shall remit to Maker any such prepayment. If prior to expiration of said 3 business days this note is paid in full, Holder's Acceleration Option shall terminate.

No  Assignment.   Neither Maker nor Holder shall be  entitled  to
assign, pledge, transfer or otherwise convey the benefits or burdens of this Note without the prior written consent of the other, except that any entity acquiring all or substantially all of the assets or stock of Maker shall automatically acquire the burdens of this Note and Maker shall thereupon be released of its obligations hereunder, all without Holder's consent.

DETWILER, MITCHELL & CO.           James H. Graves

a Delaware corporation

By: /s/ Stephen Z. Frank	By: /s/ James H. Graves
   -----------------------          ---------------------

DO NOT DESTROY THIS ORIGINAL NOTE: When paid, this Note must be surrendered to Maker for cancellation and retention.

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                           SCHEDULE 1




Cierra Photonics                        100,000

Ion Optics                              100,000

Protedyne                                50,000

Media Point                              50,000



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